UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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iShares, Inc.

iShares Trust

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IMPORTANT – ONLY FOUR DAYS REMAIN UNTIL THE

SHAREHOLDER MEETING

Act Immediately to Avoid Interruption to Your iShares Fund – Further

Delay May Result in the Closure and Liquidation of Your Fund

Dear iShares Shareholder,

The iShares Funds recently contacted you regarding a Special Meeting of Shareholders (the “Meeting”) to approve a new investment advisory agreement for all iShares Funds. Due to a lack of sufficient shareholder votes, the Meeting has been adjourned for a fourth time to December 22, 2009 at 5:00 PM (PST) with regard to your iShares Fund(s). We have not received your vote and only a few days remain until the Meeting.

After repeated attempts, we still have not yet received your vote. The existing investment advisory agreement for your iShares Fund terminated on December 1, 2009 and your iShares Fund is now being managed pursuant to an interim advisory agreement. Shareholder action is now required to approve a new investment advisory agreement for your iShares Fund. Please act now to ensure that your iShares Fund continues to operate without interruption.

The Board of Directors/Trustees of the iShares Funds has unanimously recommended that shareholders vote in favor of the new investment advisory agreement proposal. If we do not have a sufficient number of votes to hold the Meeting, the Board of Directors/Trustees of the iShares Funds will take such action it deems necessary and in the best interests of those iShares Funds and their shareholders, including closing and liquidating your iShares Fund. We urge you to vote today without further delay.

To vote your shares, please call 1-866-450-8471. Representatives are available Monday through Friday 9:30 AM to 12:00 Midnight (EST), Saturday from 10:00 AM to 9:00 PM (EST), and Sunday from 12:00 Noon to 6:00 PM (EST). If you are an institutional shareholder or a shareholder located outside the U.S. and need assistance in voting your shares, please call +1 646-378-4860 (international collect calls are accepted). You may also vote by internet, as further detailed in this email.

On behalf of the Board of Directors/Trustees of the iShares Funds, please accept my thanks for your participation in this important matter.

Sincerely,

Lee T. Kranefuss
Chairman of the Boards of Directors/Trustees iShares, Inc. and iShares Trust

ISHA-ADJ-019

PROXY LITE SCRIPT

12/16/2009

Hello. I’m calling from the iShares MSCI Brazil Fund because we have been trying to contact you regarding an important shareholder meeting matter that requires your immediate attention. Due to lack of shareholder participation, your shareholders meeting has been adjourned to Tuesday, December 22nd.

We still have not received your vote. Your vote on the investment advisory agreement proposal is critical to avoid the potential closure and liquidation of your iShares Brazil Fund.

We ask that you vote immediately so that your iShares Brazil Fund can hold the meeting.

To vote, please call 1-866-450-8471.

Thank you; and Thank you for investing with iShares.